EXHIBIT 99.1

Andrew Norstrud

Chief Financial Officer

Upexi, Inc. (NASDAQ:UPXI)

3030 N. Rocky Point Dr. W, #420

Tampa, FL 33607

February 4, 2026

Via Email Only: atm@allianceg.com

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: Thomas J Higgins

Re: Termination of Common Stock Purchase Agreement Dear Mr. Higgins:

In accordance with the provisions of Section 8.2 of the Common Stock Purchase Agreement (the “Agreement”) between Upexi, Inc. (the “Company”) and A.G.P./Alliance Global Partners “AGP”), this correspondence shall serve as notice that the Company hereby elects to terminate the Agreement as of 5:00 PM February 12, 2026.

We thank you for your efforts in this regard thus far.

Vert truly yours,

UPEXI, INC.

By:
Name: Andrew Norstrud
Title: Chief Financial Officer

cc:	James T. Seery, Esq.
Peter Campitiello, Esq.